Exhibit 99.1

Media contacts:	Investor contacts:
Judi Frost Mackey, +1 212 632 1428	Matthieu Bucaille, +1 212 632 6259
judi.mackey@lazard.com	Chief Financial Officer

Richard Creswell, +44 207 187 2305 richard.creswell@lazard.com	Investor Relations, +1 212 632 2685 or 1 877 266 8601(US only) investorrelations@lazard.com

LAZARD LTD REPORTS SECOND-QUARTER AND FIRST-HALF 2011 RESULTS

– Record First-Half Revenues –

Highlights

•	Net income per share[a] of $0.48 (diluted) for the second quarter of 2011, up 23% compared to the second quarter of 2010

•

Core operating business revenue[b] of Financial Advisory and Asset Management, increased 12% for the second quarter and 6% for the first half of 2011, to $486.9 million and $939.7 million, respectively, compared to the corresponding 2010 periods

•

M&A and Strategic Advisory, Capital Markets and Other Advisory operating revenue increased 21% to $200.9 million for the second quarter and 18% to $394.2 million for the first half of 2011, versus the corresponding 2010 periods; Restructuring operating revenue decreased 39% to $48.3 million for the second quarter and 53% to $83.9 million for the first half of 2011, compared to the corresponding 2010 periods

•

Asset Management operating revenue increased 27% to $237.7 million and increased 24% to $461.7 million, both records, for the second quarter and first half of 2011; Asset Management management fees increased 32% to $221.2 million and 30% to $428.0 million, both records, for the second quarter and first half of 2011, compared to the corresponding 2010 periods

•

Asset Management achieved a record $161.6 billion of Assets Under Management at June 30, 2011, a 31% increase compared to $123.5 billion at June 30, 2010, and increased from $160.5 billion at March 31, 2011, despite modest outflows of $0.3 billion

•	Compensation and benefits expense ratio[c] for the first half of 2011 was 58.5% compared to 60.0% for the first half of 2010

•

Repurchased approximately 2.4 million shares of its Class A common stock during the 2011 second quarter, resulting in 3.2 million shares and exchangeable interests repurchased in the first half of 2011

NEW YORK, July 28, 2011 – Lazard Ltd (NYSE: LAZ) today announced financial results for the second quarter and first half ended June 30, 2011. Net income, on a fully exchanged basisd, was $65.8 million, or $0.48 per share (diluted), compared to net income of $53.0 million, or $0.39 per share (diluted), for the second quarter of 2010. Net income, on a fully exchanged basis, was $124.3 million, or $0.91 per share (diluted) for the first half of 2011, compared to $114.5 million, on a fully exchanged and adjusted basise, or $0.84 per share (diluted) for the first half of 2010.

Net income, on a U.S. GAAP basis, was $62.0 million, or $0.48 per share (diluted), for the second quarter of 2011, compared to net income of $44.6 million, or $0.39 per share (diluted), for the second quarter of 2010. For the first half of 2011, net income on the same basis was $117.0 million or $0.91 per share (diluted), compared to $11.0 million or $0.10 per share (diluted) for the 2010 period.

A reconciliation of the U.S. GAAP results to fully exchanged and adjusted results is presented on page 14 of this release.

Lazard believes that presenting results and measures on a fully exchanged and adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

Comments

“Our strong first-half performance underscores the power of Lazard’s advice-driven, intellectual capital model,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “Companies, government bodies and investors continue to demand independent advice with a geographic perspective, deep understanding of capital structure, informed research, and knowledge of global economic conditions during this uneven economic recovery.”

“Over the past year, we have invested strategically in both our Financial Advisory and Asset Management businesses through hires and initiatives to continue to grow the franchise and serve our clients worldwide,” said Mr. Jacobs.

“Our simple business model of Financial Advisory and Asset Management is well positioned, as the need for independent strategic advice and superior investment solutions continues to increase,” said Matthieu Bucaille, Chief Financial Officer of Lazard. “We remain focused on growing revenue, maintaining cost discipline, managing our capital and investing in our businesses for the future.”

Operating Revenue and Earnings from Operations

Operating revenue for the second quarter of 2011 increased 12% to $491.8 million, compared to $438.4 million for the second quarter of 2010, and increased 6% to $948.6 million for the first half of 2011, compared to $895.3 million for the first half of 2010.

Earnings from Operationsf increased 19% to $106.5 million for the second quarter of 2011, compared to $89.2 million for the corresponding 2010 period. Earnings from Operations increased 7% to $201.7 million for the first half of 2011, compared to $188.2 million for the corresponding 2010 period. Margin from operationsg was 21.7% and 21.3%, respectively for the 2011 second quarter and first half, compared to 20.3% and 21.0% for the corresponding 2010 periods.

Pre-Tax Income

Pre-tax incomeh increased 33% to $89.2 million for the 2011 second quarter compared to $67.1 million for the second quarter of 2010, and increased 13% to $162.6 million for the first half of 2011, compared to $144.5 million for the first half of 2010.

The Company’s quarterly revenue and profits can fluctuate materially depending on the number, size and timing of completed transactions on which it advised, as well as seasonality and other factors. Accordingly, the revenue and profits in any particular quarter may not be indicative of future results. As such, Lazard management believes that annual results are the most meaningful.

Core Operating Business Revenue

Lazard’s core operating business includes its Financial Advisory and Asset Management businesses. Core operating business revenue increased 12% to $486.9 million for the second quarter of 2011, compared to $432.9 million for the second quarter of 2010, and increased 6% to $939.7 million for the first half of 2011, compared to $885.7 million for the first half of 2010.

FINANCIAL ADVISORY

Financial Advisory operating revenue was $249.2 million for the second quarter of 2011, compared to $245.7 million for the second quarter of 2010, and was $478.1 million for the first half of 2011, compared to $514.7 million for the corresponding 2010 period.

Second-quarter 2011 operating revenue of $200.9 million from M&A and Strategic Advisory, Capital Markets and Other Advisory, in the aggregate, increased 21% compared to the corresponding second-quarter 2010 operating revenue of $165.8 million. Second-quarter 2011 Restructuring revenue of $48.3 million decreased 39%, compared to second-quarter 2010 revenue of $79.9 million.

First-half 2011 operating revenue of $394.2 million from M&A and Strategic Advisory, Capital Markets and Other Advisory, in the aggregate, increased 18% compared to the corresponding first-half 2010 revenue of $334.7 million. First-half 2010 Restructuring revenue of $83.9 million decreased 53% compared to the first-half 2010 revenue of $180.1 million.

M&A and Strategic Advisory

M&A and Strategic Advisory operating revenue increased 17% to $170.6 million for the second quarter of 2011, compared to $145.9 million for the second quarter of 2010, and increased 14% to $334.3 million for the first half of 2011, compared to $293.4 million for the first half of 2010. M&A and Strategic Advisory operating revenue generally does not include M&A fees for the sale of distressed assets, which are recognized in Restructuring operating revenue.

Among the publicly announced M&A transactions completed during the second quarter of 2011 on which Lazard advised were the following:

•	Special Committee of the Board of Directors of The Mosaic Company on the split-off and orderly distribution of Cargill’s $24 billion stake in Mosaic

•	Wind Telecom’s $21 billion combination with VimpelCom

•	The Special Independent Committee of Vivo Participaçoes’ $15.2 billion merger with Telecomunicações de São Paulo (Telesp)

•	Vodafone’s $11.3 billion sale of its stake in SFR

•	Centro Properties Group’s $9.4 billion sale of its US assets

•	Mitsubishi UFJ’s $7.8 billion exchange of convertible preferred stock in Morgan Stanley into common stock

•	Smurfit-Stone Container’s $4.3 billion sale to RockTenn

•	Caisse des Dépôts’ and the French State’s €2.7 billion investment in La Poste

•	Deutscher Sparkassen-und Giroverband’s €2.3 billion acquisition of 50% of the outstanding shares in DekaBank

•	Lazard Real Estate Partners’ $3.1 billion sale of Atria Senior Living’s real estate assets to Ventas

•	Asda Stores’ $1.1 billion acquisition of Netto Foodstores

•	ContourGlobal’s €545 million acquisition of 73% of Maritza East 3 from Enel

•	Stirling Square Capital Partners’ and A2A’s €436 million sale of Metroweb to F2i and Imi Investimenti

•	Bonneville International’s $505 million sale of 17 radio stations to Hubbard Broadcasting

•	Tabcorp’s spin-off of Echo Entertainment

•	Skanska’s sale of its shares in Autopista Central to AIMCo

•	Carillion’s acquisition of Eaga

•	Ameristar Casinos’ share repurchase from the estate of Craig H. Neilsen

•	Wilmington Trust’s merger with M&T Bank

•	Hilite International’s sale to 3i

Among the ongoing, publicly announced M&A transactions on which Lazard advised in the 2011 second quarter, continued to advise, or completed since June 30, 2011, are the following:

•	Medco Health Solutions in its $29 billion merger with Express Scripts

•	Progress Energy’s $26 billion merger with Duke Energy

•	Northeast Utilities’ $17.5 billion merger of equals with NSTAR

•	Silver Lake in the $8.5 billion sale of Skype to Microsoft

•	Tognum’s Board of Management and Supervisory Board in the €3.2 billion takeover offer by Daimler and Rolls-Royce

•	Nortel Networks’ $4.5 billion sale of its patent portfolio to a consortium consisting of Apple, EMC, Ericsson, Microsoft, Research In Motion and Sony

•	The Johnson Family in the $4.3 billion sale of Diversey to Sealed Air

•	Consortium led by Clayton, Dubilier & Rice together with AXA Private Equity and Caisse de dépôt et placement du Québec in their €2.1 billion acquisition of SPIE

•	DISH Network’s $1.4 billion acquisition of the reorganized DBSD North America and $1.4 billion acquisition of TerreStar Networks

•	Citadel Broadcasting’s $2.5 billion sale to Cumulus Media

•	Landis+Gyr’s $2.3 billion sale to Toshiba

•	The Royal Bank of Scotland Group’s structured sale of a £1.4 billion UK commercial real estate loan portfolio to Blackstone

•	EDF Energies Nouvelles’ in the €1.6 billion public takeover offer and subsequent squeeze-out by EDF

•	The Carlyle Group’s £1 billion acquisition of RAC from Aviva and acquisition of Sagemcom from The Gores Group

•	Hertz’s $1.9 billion exchange offer for Dollar Thrifty

•	Wind Telecom’s $1.5 billion demerger of OTMT

•	Demag Crane’s Supervisory Board in the €1 billion public takeover offer by Terex

•	Etex Group’s €1 billion acquisition of Lafarge’s plasterboard business in Europe and Latin America

•	Delhaize Group’s €933 million acquisition of Delta Maxi Group

•	Shell’s $1.3 billion sale of Stanlow Refinery to Essar Energy

•	The Independent Committee of the Board of Directors of Niscayah in the SEK 7. 6 billion public offer by Stanley Black & Decker

•	Sberbank’s $1 billion acquisition of Troika Dialog

•	Western Union’s £606 million acquisition of Travelex Global Business Payments

•	Gloucester Coal’s $780 million acquisition of Donaldson Coal and Monash Group

•	The Special Committee of the Board of Directors of Harbin Electric in its $722 million sale to Tech Full Electric Company and Tech Full Electric Acquisition

•	Central Vermont Public Service’s $702 million sale to Gaz Métro

•	Royalty Pharmaceuticals’ $609 million acquisition of the Dipeptidyl Peptidase IV (DPP-IV) patent estate and associated royalty interest from Astella’s Prosidion subsidiary

•	Eurazeo’s €418 million investment for a 45% stake in Moncler

•	EDF regarding its interest in the Constellation and Exelon merger and its US business

•	ITT’s plan to separate into three independent publicly traded companies

•	Carrefour’s spin-off and stock market listing of Dia

•	BASF’s joint venture with INEOS to create Styrolution

•	Antin Infrastructure Partners’ and RREEF Pan European Infrastructure Fund’s acquisition of 90% of Grupo ACS’s stake in two thermosolar plants in Spain

•	3i Group’s acquisition of a majority stake in Dutch retailer Action

•	Nestlé Health Science’s acquisition of Prometheus Laboratories

•	Trimble Navigation’s offer to acquire Tekla

•	Department for Culture, Media and Sport’s sale of Tote to Betfred

•	HgCapital’s sale of Mondo Minerals to Advent International

•	Sumitomo Metals’ and Sumitomo Corporation’s acquisition of Standard Steel

Strategic Advisory also includes our sovereign advisory work. Publicly announced sovereign and government advisory assignments that occurred during or since the 2011 first half include: advising the US Treasury with respect to the full exit of its TARP investment in Chrysler Group, continuing to advise the government of Greece on general financial matters, and on its voluntary bond exchange and debt buyback plan, advising the Gabonese Republic and the Islamic Republic of Mauritania on various strategic sovereign financial issues, the Republic of Côte d’Ivoire on the resolution of external debt arrears, SNIM on its mining joint ventures, and the PNG State Holding Company on financing and potential strategic partnerships.

Capital Markets and Other Advisory

Capital Markets and Other Advisory operating revenue increased 52% to $30.3 million for the second quarter of 2011, compared to $19.9 million for the second quarter of 2010, and increased 45% to $59.8 million for the first half of 2011, compared to $41.2 million for the first half of 2010. The increase for both periods was due primarily to the increased value of fund closings by our Private Fund Advisory Group and to an increase in underwriting fees from public offerings.

Capital Markets and Other Advisory assignments in the second quarter of 2011 included advising on:

•	IPOs: Box Ships, GSV Capital, SCG Financial, Solazyme, Vanguard Health Systems

•	Follow-On Offerings: A123 Systems, American International Group, Cobalt International Energy, IntraLinks, Kenexa, Targacept, Vera Bradley

•	Convertible Transactions: A123 Systems

•

PIPEs, Registered Directs, Underwritten Registered Directs, Bond/Note Offerings and Private Placements as well as other Capital Markets transactions: AVI BioPharma, Birch Communications, Cereplast, Cyclacel, Endo Pharmaceuticals, Gasco, Globalstar, Satcon

Restructuring

Restructuring operating revenue was $48.3 million for the second quarter of 2011, compared to $79.9 million for the second quarter of 2010, and was $83.9 million for the first half of 2011, compared to $180.1 million for the first half of 2010. The increase in Restructuring operating revenue in the second quarter of 2011, compared to the 2011 first quarter, was due to higher success fees on several completed assignments.

Restructuring and debt advisory assignments completed during the second quarter of 2011 include: Station Casinos and Satélites Mexicanos (Satmex) in connection with their Chapter 11 filings; Frans Bonhomme and Hampson Industries on their covenant amendments; Pfleiderer on its debt restructuring; Prelios Sgr on the restructuring of its “Social and Public Initiatives” real estate fund; and Steria on the refinancing of its syndicated loan.

Notable Chapter 11 bankruptcies, on which Lazard advised debtors or creditors during or since the second quarter of 2011, are:

•	Consumer/Food: The Great Atlantic & Pacific Tea Co. (A&P)

•	Gaming, Entertainment and Hospitality: Indianapolis Downs, Innkeepers USA Trust

•	Paper and Packaging: White Birch Paper Company

•	Professional/Financial Services: Ambac, Lehman Brothers

•	Real Estate/Property Development: Capmark Financial

•	Technology/Media/Telecom: Caribe Media, Local Insight Media, Nortel Networks, Tribune Co.

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised during or since the second quarter of 2011, are:

•	Alapis on its capital structure

•	Belvédère – advising the FRN noteholder committee

•	Centro Properties Group on the restructuring of its Australian assets

•	Dynegy on its debt restructuring activities

•	Lucchini on the restructuring of its current indebtedness

•	OPTI Canada in connection with its CCAA proceedings

•	Spanish Broadcasting on the refinancing of its debt

•	Värde Partners on the restructuring of Crest Nicholson

•	Westgate Resorts on its debt restructuring and related transactions

ASSET MANAGEMENT

Asset Management operating revenue increased 27% to a second-quarter record of $237.7 million, compared to $187.2 million for the 2010 second quarter. Asset Management operating revenue increased 24% to a first-half record of $461.7 million, compared to $370.9 million for the 2010 second quarter.

Assets Under Management at June 30, 2011, were a record $161.6 billion, representing a 31% increase over Assets Under Management of $123.5 billion at June 30, 2010, and increased 1% compared to Assets Under Management of $160.5 billion at March 31, 2011. The increase includes net outflows of $0.3 billion for the second quarter and net inflows of $0.4 billion for the first half of 2011.

Average Assets Under Management were $161.0 billion for the second quarter of 2011, representing increases of 25% and 2%, compared to the quarters ended June 30, 2010, and March 31, 2011, respectively.

Average Assets Under Management were $159.1 billion for the first half of 2011, representing a 23% increase over average Assets Under Management of $129.3 billion for the first half of 2010.

Management fees increased 32% to a record $221.2 million for the second quarter of 2011, compared to $167.0 million for the 2010 second quarter, and increased 30% to a record $428.0 million for the first half of 2011, compared to $328.8 million for the 2010 first half.

Incentive fees were $6.3 million for the second quarter of 2011, compared to $12.6 million for the second quarter of 2010, and were $11.5 million for the first half of 2011, compared to $26.4 million for the first half of 2010. Incentive fees are recorded on the measurement date, which for most of our alternative strategies that are subject to incentive fees occurs in the fourth quarter.

Our Asset Management business provides investment management and advisory services to governments, institutions, financial intermediaries, private clients and investment vehicles around the world. Our goal in our Asset Management business is to produce superior risk-adjusted investment returns and provide investment solutions customized for our clients. Asset Management includes the management of equity and fixed income securities, as well as alternative investments and private equity funds.

Expenses

Compensation and Benefits

Compensation and benefits expensec, including related accruals, was $285.6 million for the second quarter of 2011, compared to second-quarter 2010 expense of $262.2 million, and was $554.6 million for the first half of 2011, compared to first-half 2010 expense of $536.8 million.

The compensation and benefits expense ratioc was 58.1% and 58.5% for the second quarter and first half of 2011, respectively, compared to 59.8% and 60.0% for the corresponding periods in 2010.

Our goal remains to grow annual compensation expense at a slower rate than revenues, and to achieve over the cycle compensation levels on average consistent with the targets established at the time we went public in 2005.

The compensation and benefits expense ratio can vary from quarter to quarter due to quarterly fluctuation in revenues, among other things. Accordingly, the results in a particular quarter may not be indicative of future results. Lazard management believes that annual results are the most meaningful basis for comparison.

Non-Compensation

Non-compensation expensei was $99.6 million for the second quarter of 2011, compared to $87.0 million for the second quarter of 2010, and was $192.4 million for the first half of 2011, compared to $170.2 million for the first half of 2010.

The non-compensation expense ratioj for the second quarter and first half of 2011 was 20.2% and 20.3%, respectively, compared to 19.8% and 19.0% for the comparable 2010 periods, respectively. This increase is due to investment in our business and a higher level of business activity.

Contributing in particular to the increase in non-compensation expense for both periods were expenses related to the growth of our Asset Management activity, higher costs related to technology and business development, and the weakening of the U.S. dollar versus foreign currencies.

The non-compensation expense ratio can vary from quarter to quarter due to quarterly fluctuation in revenues, among other things. Accordingly, the results in a particular quarter may not be indicative of future results. Lazard management believes that annual results are the most meaningful basis for comparison.

Provision for Income Taxes

The provision for income taxesk was $17.9 million and $31.5 million for the second quarter and first half of 2011, respectively, and was $13.5 million and $27.2 million for the second quarter and first half of 2010, respectively. The effective tax ratel for the second quarter of 2011 and 2010 was 21.4% and 20.3%, respectively, and was 20.2% and 19.2%, respectively, for the 2011 and 2010 first half.

Liquidity, Capital Resources and Other Items

During the first half of 2011, Lazard repurchased approximately 3.2 million shares of its Class A common stock and exchangeable interests at an aggregate cost of $127 million. Lazard’s remaining share repurchase authorization at June 30, 2011, was $166 million.

On July 22, 2011, Lazard entered into an agreement with Intesa Sanpaolo S.p.A., pursuant to which Lazard repurchased its $150 million subordinated convertible promissory note due 2016, guaranteed by Lazard Group and held by Intesa, for a purchase price of approximately $131.8 million plus accrued interest of approximately $1.6 million. The repurchase was funded from available cash on hand.

On July 27, 2011, Lazard declared a quarterly dividend of $0.16 per share on its outstanding Class A common stock. On April 26, 2011, Lazard had increased the quarterly dividend on its outstanding Class A common stock by 28% to $0.16 per share.

Lazard’s financial position remains strong with over $1.1 billion in cash, US Government and agency securities, and marketable equity securities at June 30, 2011, and total stockholders’ equity related to Lazard’s interests was $710.5 million.

Non-GAAP Information

Lazard discloses certain non-GAAP financial information, which management believes provides the most meaningful basis for comparison among present, historical and future periods. The following are non-U.S. GAAP measures used in the accompanying financial information:

•	Fully exchanged basis

•	Fully exchanged and adjusted basis

•	Operating Revenue

•	Compensation and benefit expense

•	Non-compensation expense

•	Earnings from Operations

•	Earnings attributable to noncontrolling interests

•	Pre-tax income

•	Net income

•	Diluted net income per share

•	Diluted weighted average shares

•	Provision for income taxes

Additional financial, statistical and business-related information is included in a financial supplement. This earnings release, the financial supplement and selected transaction information will be available today on our website at www.lazard.com.

Conference Call

Kenneth M. Jacobs, Chairman and Chief Executive Officer, and Matthieu Bucaille, Chief Financial Officer, will host a conference call today at 10:00 a.m. EDT to discuss the Company’s financial results for the second quarter and first half of 2011. The conference call can be accessed via a live audio web cast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 515-2880 (U.S. and Canada) or +1 (719) 457-2631 (outside of the U.S. and Canada), 15 minutes prior to the start of the conference call.

A replay of the conference call will be available beginning today at 1:00 p.m. EDT, through August 11, 2011, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (for the U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 2421537.

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About Lazard

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 42 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating back to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our belief regarding future results, many of which, by their nature, are inherently uncertain and outside of our control. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K including the following:

•	A decline in general economic conditions or the global financial markets;

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure.

* * *

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Monthly updates of these funds will be posted to the Lazard Asset Management website (www.lazardnet.com) on the third business day following the end of each month. Investors can link to Lazard and its operating company websites through www.lazard.com.

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Endnotes:

[a]	Refers to diluted net income per share on both a fully exchanged and U.S. GAAP basis. (See Endnotes (d) and (m))
[b]	Core operating business revenue includes the Financial Advisory and Asset Management businesses, and excludes revenues from Corporate.
[c]

Refers to the percentage of compensation and benefits expense to operating revenue, both on a fully exchanged and adjusted basis. Compensation and benefits expense excludes expenses related to noncontrolling interests and, for the 2010 six-month period, excludes special charges related to the amendment of our retirement policy in the 2010 first quarter, and is a non-GAAP measure. (See Endnotes (e) and (m))

[d]	Refers to the full conversion of all outstanding exchangeable interests held by the members of LAZ-MD holdings and is a non-GAAP measure. (See Endnote (m))
[e]

Fully exchanged and adjusted basis includes full conversion of all outstanding exchangeable interests held by the members of LAZ-MD Holdings and excludes for the 2010 six-month period pre-tax special charges, and is a non-GAAP measure. (See Endnote (m))

[f]

Excludes revenues and expenses attributable to noncontrolling interests, amortization of intangible assets related to acquisitions and interest expense primarily related to corporate financing activities and for the 2010 six-month period, excludes pre-tax special charges recorded in the 2010 first quarter, and is a non-U.S. GAAP measure. (See Endnote (m))

[g]	Represents earnings from operations as a percentage of operating revenue and is a non-GAAP measure.
[h]	Excludes pre-tax special charges for the 2010 six-month period, and is a non-GAAP measure. (See Endnote (m))
[i]

Non-compensation expense excludes intangible assets related to acquisitions, expenses related to noncontrolling interests and, for the 2010 six-month period, restructuring charges recorded in the 2010 first quarter, and is a non-GAAP measure. (See Endnote (m))

[j]	Refers to the ratio of non-compensation expense to operating revenue, and is a non-GAAP measure. (See Endnotes (i) and (m))
[k]	Net of the provision pursuant to the tax receivable agreement, when applicable, and is a non-GAAP measure.
[l]	Refers to the provision for income taxes as a percentage of pre-tax earnings, excluding net income attributable to noncontrolling interests, and is a non-GAAP measure (See Endnotes (k) and (m)).
[m]

See Fully Exchanged and Adjusted Statement of Operations, U.S. GAAP Reconciliation to Fully Exchanged and Adjusted Statement of Operations and Notes to Financial Schedule on pages 12, 14, and 19, respectively.

LAZARD LTD

FULLY EXCHANGED AND ADJUSTED STATEMENT OF OPERATIONS (a)

(Non-GAAP - unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010 (i)	% Change
	($ in thousands)
Financial Advisory
M&A and strategic advisory	$170,568	$145,854	17%	$334,320	$293,411	14%
Capital markets & other advisory	30,298	19,918	52%	59,847	41,249	45%

Subtotal	200,866	165,772	21%	394,167	334,660	18%
Restructuring	48,333	79,879	(39%)	83,890	180,067	(53%)

Total	249,199	245,651	1%	478,057	514,727	(7%)
Asset Management
Management fees	221,217	166,987	32%	427,985	328,783	30%
Incentive fees	6,331	12,635	(50%)	11,477	26,422	(57%)
Other revenue	10,115	7,597	33%	22,213	15,743	41%

Total	237,663	187,219	27%	461,675	370,948	24%

Core operating business revenue (b)	486,862	432,870	12%	939,732	885,675	6%
Corporate	4,911	5,498	(11%)	8,892	9,603	(7%)

Operating revenue	491,773	438,368	12%	948,624	895,278	6%
Less:
Compensation & benefits expense (c)	285,645	262,189	9%	554,566	536,838	3%
Non-compensation expense (d)	99,580	86,999	14%	192,350	170,234	13%

Earnings from operations (e)	106,548	89,180	19%	201,708	188,206	7%
Earnings attributable to noncontrolling interests (f)	6,703	1,771		8,717	5,040
Amortization of intangibles	(1,706)	(1,769)		(3,180)	(3,539)
Interest expense	(22,343)	(22,131)		(44,597)	(45,169)

Pre-tax income	89,202	67,051	33%	162,648	144,538	13%
Less:
Provision for income taxes (g)	17,873	13,535		31,538	27,232
Net income attributable to noncontrolling interests	5,550	480		6,792	2,839

Net income	$65,779	$53,036	24%	$124,318	$114,467	9%

Diluted weighted average shares	139,347,933	139,944,310	(0%)	138,969,263	138,231,502	1%
Diluted net income per share	$0.48	$0.39	23%	$0.91	$0.84	8%
Ratio of compensation to operating revenue	58.1%	59.8%		58.5%	60.0%
Ratio of non-compensation to operating revenue	20.2%	19.8%		20.3%	19.0%
Margin from operations (h)	21.7%	20.3%		21.3%	21.0%
Effective tax rate	21.4%	20.3%		20.2%	19.2%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see U.S. GAAP Reconciliation to Fully Exchanged and Adjusted Statement of Operations.

See Notes to Financial Schedules and Reconciliation of US GAAP Results to Fully Exchanged and Adjusted Statement of Operations

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP - unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
	($ in thousands, except per share data)
Total revenue	$500,605	$443,153	13%	$961,946	$906,961	6%
Interest expense	(23,313)	(24,118)		(46,631)	(49,715)

Net revenue	477,292	419,035	14%	915,315	857,246	7%
Operating expenses:
Compensation and benefits	286,480	263,021	9%	556,479	563,398	(1%)
Occupancy and equipment	22,977	21,320		45,685	42,590
Marketing and business development	20,879	18,252		38,990	33,855
Technology and information services	20,582	16,996		40,149	34,648
Professional services	13,120	10,814		22,961	18,985
Fund administration and outsourced services	13,507	10,996		26,758	22,370
Amortization of intangible assets related to acquisitions	1,706	1,769		3,180	3,539
Other	8,839	8,816		18,465	18,183

Subtotal	101,610	88,963	14%	196,188	174,170	13%
Restructuring expense	—	—		—	87,108

Operating expenses	388,090	351,984	10%	752,667	824,676	(9%)

Operating income	89,202	67,051	33%	162,648	32,570	NM
Provision for income taxes	17,636	13,523	30%	31,099	19,936	NM

Net income	71,566	53,528	34%	131,549	12,634	NM
Net income attributable to noncontrolling interests	9,562	8,956		14,538	1,596

Net income attributable to Lazard Ltd	$62,004	$44,572	39%	$117,011	$11,038	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	119,107,386	103,527,014	15%	117,221,070	96,631,576	21%
Diluted	139,347,933	139,944,310	(0%)	138,969,263	108,995,837	27%
Net income per share:
Basic	$0.52	$0.43	21%	$1.00	$0.11	NM
Diluted	$0.48	$0.39	23%	$0.91	$0.10	NM

LAZARD LTD

U.S. GAAP RECONCILIATION TO FULLY EXCHANGED AND ADJUSTED STATEMENT OF OPERATIONS (a)

(unaudited)

Operating Revenue

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	($ in thousands, except per share data)
Net revenue - U.S. GAAP Basis	$477,292	$419,035	$915,315	$857,246
Adjustments:
Revenue related to noncontrolling interests other than LAZ-MD	(7,862)	(2,798)	(11,288)	(7,137)
Other interest expense	22,343	22,131	44,597	45,169

Operating revenue	$491,773	$438,368	$948,624	$895,278

Compensation & Benefits Expense

Compensation & benefits expense - U.S. GAAP Basis	$286,480	$263,021	$556,479	$563,398
Adjustments for special charges (i):
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	—	(24,860)
Adjustments:
Compensation related to noncontrolling interests	(835)	(832)	(1,913)	(1,700)

Compensation & benefits expense	$285,645	$262,189	$554,566	$536,838

Non-Compensation Expense

Operating expenses - subtotal - U.S. GAAP Basis	$101,610	$88,963	$196,188	$174,170
Adjustments:
Amortization of intangibles	(1,706)	(1,769)	(3,180)	(3,539)
Non-comp related to noncontrolling interests	(324)	(195)	(658)	(397)

Non-compensation expense	$99,580	$86,999	$192,350	$170,234

Pre-Tax Income

Operating income - U.S. GAAP Basis	$89,202	$67,051	$162,648	$32,570
Adjustments for special charges (i):
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	—	24,860
Restructuring expense	—	—	—	87,108

Pre-tax income	$89,202	$67,051	$162,648	$144,538

Net Income attributable to Lazard Ltd

Net income attributable to Lazard Ltd - U.S. GAAP Basis	$62,004	$44,572	$117,011	$11,038
Adjustments for special charges (i):
Acceleration of restricted stock unit vesting related to retirement policy change	—	—	—	24,860
Restructuring expense	—	—	—	87,108
Tax benefits associated with special charges	—	—	—	(7,043)
Net loss attributable to LAZ-MD	—	—	—	(24,388)
Adjustment for full exchange of exchangeable interests (j):
Tax adjustment for full exchange	(237)	(12)	(439)	(253)
Amount attributable to LAZ-MD	4,012	8,476	7,746	23,145

Net income	$65,779	$53,036	$124,318	$114,467

Diluted net income per share:
U.S. GAAP Basis - Net income attributable to Lazard Ltd	$0.48	$0.39	$0.91	$0.10
Net income (fully exchanged and adjusted)	$0.48	$0.39	$0.91	$0.84

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

See Notes to Financial Schedules

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

($ in thousands)

	June 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$984,012	$1,209,695
Deposits with banks	248,944	356,539
Cash deposited with clearing organizations and other segregated cash	100,162	92,911
Receivables	532,141	568,704
Investments	435,139	417,410
Goodwill and other intangible assets	365,441	361,439
Other assets	415,175	415,834

Total Assets	$3,081,014	$3,422,532

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$273,465	$361,553
Accrued compensation and benefits	183,660	498,880
Senior debt	1,076,850	1,076,850
Other liabilities	539,247	539,132
Subordinated debt	150,000	150,000

Total liabilities	2,223,222	2,626,415
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share:
Series A	—	—
Series B	—	—
Common stock, par value $.01 per share:
Class A	1,204	1,197
Class B	—	—
Additional paid-in capital	642,269	758,841
Retained earnings	244,633	166,468
Accumulated other comprehensive loss, net of tax	(17,827)	(46,158)

	870,279	880,348
Class A common stock held by a subsidiary, at cost	(159,763)	(227,950)

Total Lazard Ltd stockholders’ equity	710,516	652,398
Noncontrolling interests	147,276	143,719

Total stockholders’ equity	857,792	796,117

Total liabilities and stockholders’ equity	$3,081,014	$3,422,532

LAZARD LTD

SELECTED QUARTERLY OPERATING RESULTS ON A FULLY EXCHANGED AND ADJUSTED BASIS (a)

(unaudited)

	Three Months Ended
	June 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	June 30, 2010	Mar. 31, 2010 (i)	Dec. 31, 2009 (i)	Sept. 30, 2009	June 30, 2009
	($ in thousands, except per share data)
Financial Advisory
M&A and Strategic Advisory	$170,568	$163,752	$259,986	$160,662	$145,854	$147,557	$170,206	$124,691	$134,855
Capital Markets & Other Advisory	30,298	29,549	43,616	27,750	19,918	21,331	39,943	16,390	25,005

Subtotal	200,866	193,301	303,602	188,412	165,772	168,888	210,149	141,081	159,860
Restructuring	48,333	35,557	47,809	66,000	79,879	100,188	103,449	119,101	93,231

Total	249,199	228,858	351,411	254,412	245,651	269,076	313,598	260,182	253,091
Asset Management
Management Fees	221,217	206,768	203,127	183,975	166,987	161,796	152,810	133,377	107,123
Incentive Fees	6,331	5,146	44,407	15,469	12,635	13,787	40,988	15,202	13,170
Other Revenue	10,115	12,098	8,203	8,523	7,597	8,147	10,324	8,769	11,273

Total	237,663	224,012	255,737	207,967	187,219	183,730	204,122	157,348	131,566

Core operating business revenue	486,862	452,870	607,148	462,379	432,870	452,806	517,720	417,530	384,657
Corporate	4,911	3,981	2,932	10,786	5,498	4,104	(3,327)	13,953	14,190

Operating revenue	$491,773	$456,851	$610,080	$473,165	$438,368	$456,910	$514,393	$431,483	$398,847

Earnings from operations	$106,548	$95,160	$153,679	$102,219	$89,180	$99,026	$(52,563)	$95,816	$80,512

Pre-tax income (loss) (k)	$89,202	$73,446	$133,974	$79,467	$67,051	$77,487	$(75,808)	$73,165	$56,946

Net income (loss) attributable to Lazard Ltd	$65,779	$58,539	$104,451	$62,156	$53,036	$61,431	$(54,870)	$52,487	$43,145

Diluted net income (loss) per share	$0.48	$0.43	$0.76	$0.46	$0.39	$0.46	($0.46)	$0.41	$0.34
Margin from operations	21.7%	20.8%	25.2%	21.6%	20.3%	21.7%	-10.2%	22.2%	20.2%
Supplemental Information:
Assets Under Management ($ millions)	$161,597	$160,451	$155,337	$143,573	$123,483	$134,972	$129,543	$120,185	$98,020

LAZARD LTD

RECONCILIATION OF SHARES OUTSTANDING AND BASIC & DILUTED NET INCOME (LOSS) PER SHARE

(unaudited)

U.S. GAAP BASIS

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	($ in thousands, except per share data)
Net income attributable to Lazard Ltd	$62,004	$44,572	$117,011	$11,038
Add - net income (loss) associated with Class A common shares issuable on a non-contingent basis	103	192	199	(20)

Basic net income attributable to Lazard Ltd	62,107	44,764	117,210	11,018
Add - dilutive effect, as applicable, of:
Adjustments to income relating to interest expense and changes in net income attributable to noncontrolling interests resulting from assumed incremental Class A common share issuances, net of tax	4,649	9,258	9,074	(212)

Diluted net income attributable to Lazard Ltd	$66,756	$54,022	$126,284	$10,806

Weighted average shares outstanding	115,326,051	100,608,379	113,503,750	93,717,395
Add - adjustment for shares of Class A common issuable on a non-contingent basis	3,781,335	2,918,635	3,717,320	2,914,181

Basic weighted average shares outstanding	119,107,386	103,527,014	117,221,070	96,631,576
Add - dilutive effect, as applicable, of:
Weighted average number of incremental Class A common shares issuable from equity-based compensation awards, convertible notes, convertible preferred stock and exchangeable interests	20,240,547	36,417,296	21,748,193	12,364,261

Diluted weighted average shares outstanding	139,347,933	139,944,310	138,969,263	108,995,837

Basic net income per share attributable to Lazard Ltd	$0.52	$0.43	$1.00	$0.11

Diluted net income per share attributable to Lazard Ltd	$0.48	$0.39	$0.91	$0.10

FULLY EXCHANGED AND ADJUSTED BASIS (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$65,779	$53,036	$124,318	$114,467
Add - dilutive effect of adjustments to income for interest expense on convertible notes, net of tax	977	986	1,966	1,984

Diluted net income	$66,756	$54,022	$126,284	$116,451

Basic weighted average shares outstanding	119,107,386	103,527,014	117,221,070	96,631,576
Add - adjustment for shares of Class A common issuable relating to exchangable interests	7,217,373	21,052,809	7,427,386	25,731,451
- dilutive effect, as applicable, of weighted average number of incremental Class A common shares issuable from equity-based compensation awards, convertible notes and convertible preferred stock	13,023,174	15,364,487	14,320,807	15,868,475

Diluted weighted average shares outstanding	139,347,933	139,944,310	138,969,263	138,231,502

Diluted net income per share	$0.48	$0.39	$0.91	$0.84

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see U.S. GAAP Reconciliation to Fully Exchanged and Adjusted Statement of Operations.

See Notes to Financial Schedules

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

	As of			Variance
	June 30, 2011	March 31, 2011	December 31, 2010	Qtr to Qtr	YTD
		($ in millions)
Equities	$136,178	$135,749	$131,300	0.3%	3.7%
Fixed Income	17,939	17,255	17,144	4.0%	4.6%
Alternative Investments	5,877	6,041	5,524	(2.7%)	6.4%
Private Equity	1,440	1,333	1,294	8.0%	11.3%
Cash	163	73	75	123.3%	117.3%

Total AUM	$161,597	$160,451	$155,337	0.7%	4.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	($ in millions)		($ in millions)
AUM - Beginning of Period	$160,451	$134,972	$155,337	$129,543
Net Flows	(327)	2,064	368	5,031
Market and foreign exchange appreciation (depreciation)	1,473	(13,553)	5,892	(11,091)

AUM - End of Period	$161,597	$123,483	$161,597	$123,483

Average AUM	$161,024	$129,227	$159,129	$129,333

% Change in average AUM	24.6%		23.0%

Note: Average AUM is based on an average of quarterly ending balances for the respective periods.

LAZARD LTD

Notes to Financial Schedules

(a)	Fully Exchanged and Adjusted Statement of Operations begins with information that is prepared in accordance with U.S. GAAP, (i) adjusted to reflect the full conversion of outstanding exchangeable interests held by members of LAZ-MD Holdings; (ii) excluding special charges in certain periods as described more thoroughly in (i) below; (iii) and is presented in a non-GAAP format including non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on a fully exchanged and adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. (see Reconciliation of U.S. GAAP to Fully Exchanged and Adjusted Statement of Operations)
(b)	Core operating business revenue includes the results of Financial Advisory and Asset Management businesses and excludes revenues from Corporate.
(c)	Excludes expenses related to noncontrolling interests, which are included in “Earnings attributable to noncontrolling interests” and for the 2010 six-month period excludes a special charge related to the amendment of our retirement policy, and is a non-U.S. GAAP measure. (see note (i) below and adjustments in the Reconciliation of U.S. GAAP to Fully Exchanged and Adjusted Statement of Operations)
(d)	Excludes amortization of intangible assets related to acquisitions and expenses related to noncontrolling interests, which are included in “Earnings attributable to noncontrolling interests” and is a non-GAAP measure. (see adjustments in the Reconciliation of U.S. GAAP to Fully Exchanged and Adjusted Statement of Operations)
(e)	Excludes amortization of intangible assets related to acquisitions, interest expense primarily related to corporate financing activities, revenues and expenses related to noncontrolling interests and special charges noted in (i) in applicable periods and is a non-GAAP measure. (see adjustments in the Reconciliation of U.S. GAAP to Fully Exchanged and Adjusted Statement of Operations)
(f)	Includes noncontrolling interests share of revenue net of related compensation and benefits and non-compensation expenses and is a non-GAAP measure.
(g)	Net of the provision pursuant to the tax receivable agreement, when applicable, and is a non-GAAP measure.
(h)	Represents earnings from operations as a percentage of operating revenues and is a non-GAAP measure.
(i)	For the three-month and six-month period ended March 31, 2010 and June 30, 2010 respectively, special charges comprise of restructuring expense related to severance, benefits and other charges in connection with the reduction and realignment of staff and expenses related to the accelerated vesting of restricted stock units in connection with the company’s change in retirement policy and related tax effect (see adjustments for special charges within the Reconciliation of U.S. GAAP to Fully Exchanged and Adjusted Statement of Operations.) For the three-month period ended December 31, 2009 excludes expenses related to the acceleration of unamortized restricted stock units previously granted to our former Chairman and Chief Executive Officer and the accelerated vesting of deferred cash awards previously granted of $86,514 and $60,512, respectively and related tax effect.
(j)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests net of an adjustment for Lazard Ltd entity-level taxes to effect a full exchange of interests and excluding the items noted in (i) above.
(k)	Pre-tax income for the three-month periods ended December 31, 2010 and December 31, 2009 is net of the provision (benefit) pursuant to tax receivable agreement of $11,195 and ($1,258), respectively.

NM	Not meaningful